Exhibit 23.3
Consent of Jones Walker LLP
BancPlus Corporation
1068 Highland Colony Parkway
Ridgeland, MS 39157
We consent to the inclusion in this registration statement on Form S-8 of our opinion dated March 24, 2022.

/s/ Jones Walker LLP
Jackson, Mississippi
March 24, 2022

{JX513162.1}JX513162.1